                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


            DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 8, 1998

                           ONTRACK DATA INTERNATIONAL, INC.


         MINNESOTA                    0-21375                  41-1521650
(State or other jurisdiction      (Commission File           (IRS Employer
    of incorporation                  Number)            Identification Number)


                    6321 BURY DRIVE, EDEN PRAIRIE, MINNESOTA 55346
                (Address of principal executive offices)   (Zip Code)


         Registrant's telephone number, including area code:  (612) 937-1107

Items 1, 2, 3, 5, 6 and 8 are not applicable and therefore omitted.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)  Previous Independent Accountants

On July 8, 1998, ONTRACK Data International, Inc. ("ONTRACK") dismissed PricewaterhouseCoopers LLP as its independent accountant. The decision to change accountants was recommended by the ONTRACK Board of Directors.

In connection with the audits of the fiscal years ended December 31, 1997 and 1996, and in the subsequent interim period through the date of dismissal, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

PricewaterhouseCoopers LLP's report on the consolidated financial statements as of and for the years ended December 31, 1997 and 1996, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified as to uncertainty, audit scope, or accounting principles.

ONTRACK has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated July 15, 1998, is filed as Exhibit 1 to this Form 8-K.

(b)  New Independent Accountants

On July 8, 1998, ONTRACK engaged Grant Thornton LLP as its new independent accountants.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibit 1. PricewaterhouseCoopers LLP Letter re Change In Certifying Accountant.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ONTRACK DATA INTERNATIONAL, INC.


Date: July 15, 1998                /s/ Thomas J. Skiba
                                   Vice President and Chief Financial Officer